====================================


                          THIRD SUPPLEMENTAL INDENTURE

                                     between

                             NATIONSBANK CORPORATION

                                       and

                              THE BANK OF NEW YORK

                          Dated as of February 3, 1997


                      =====================================



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                                          TABLE OF CONTENTS

                                                                         PAGE

                            ARTICLE I
                           DEFINITIONS

 SECTION 1.1       Definition of Terms....................................2

                           ARTICLE II
            GENERAL TERMS AND CONDITIONS OF THE NOTES


 SECTION 2.1       Designation and Principal Amount.......................5
 SECTION 2.2       Maturity...............................................5
 SECTION 2.3       Form and Payment.......................................6
 SECTION 2.4       Global Form............................................6
 SECTION 2.5       Interest...............................................8
 SECTION 2.6       Notice of Interest Rate...............................11

                           ARTICLE III
                     PREPAYMENT OF THE NOTES

 SECTION 3.1       Special Event Prepayment..............................11
 SECTION 3.2       Optional Prepayment by Company........................11
 SECTION 3.3       No Sinking Fund.......................................12

                           ARTICLE IV
              EXTENSION OF INTEREST PAYMENT PERIOD

 SECTION 4.1       Extension of Interest Payment Period..................12
 SECTION 4.2       Notice of Extension...................................13
 SECTION 4.3       Limitation of Transactions............................13

                            ARTICLE V
                            EXPENSES

 SECTION 5.1       Payment of Expenses...................................14
 SECTION 5.2       Payment Upon Resignation or Removal...................15

                           ARTICLE VI
                  COVENANT TO LIST ON EXCHANGE

 SECTION 6.1       Listing on an Exchange................................15

                           ARTICLE VII
                          FORM OF NOTE

 SECTION 7.1       Form of Note..........................................15



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                                i




                                  TABLE OF CONTENTS

                                                                           PAGE

                          ARTICLE VIII
                     ORIGINAL ISSUE OF NOTES

 SECTION 8.1       Original Issue of Notes..................................25

                           ARTICLE IX
                          MISCELLANEOUS

 SECTION 9.1       Ratification of Indenture................................25
 SECTION 9.2       Trustee Not Responsible for Recitals.....................25
 SECTION 9.3       Governing Law............................................25
 SECTION 9.4       Separability.............................................26
 SECTION 9.5       Counterparts.............................................26







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                          THIRD SUPPLEMENTAL INDENTURE


                  THIS THIRD SUPPLEMENTAL INDENTURE, dated as of February 3, 1997 (the "Third Supplemental Indenture"), between NATIONSBANK CORPORATION, a North Carolina corporation (the "Company"), and THE BANK OF NEW YORK, as trustee (the "Trustee") under the Indenture dated as of November 27, 1996 between the Company and the Trustee (the "Indenture").

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its securities to be known as its Floating Rate Junior Subordinated Deferrable Interest Notes due 2027 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Third Supplemental Indenture;

                  WHEREAS, under the terms of an Underwriting Agreement dated as of January 22, 1997 (the "Underwriting Agreement"), among the Company, NB Capital Trust III (the "Trust") and NationsBank Capital Markets, Inc., Bear, Stearns & Co. Inc. and Lehman Brothers, Inc., as representatives of the several Underwriters named therein (the "Underwriters"), the Trust has agreed to sell to the Underwriters 500,000 Floating Rate Capital Securities, having an aggregate liquidation amount of $500,000,000, of its Floating Rate Capital Securities (the "Capital Securities");

                  WHEREAS, under the terms of a Subscription Agreement dated as of January 22, 1997 between the Trust and the Company (the "Subscription Agreement"), the Company has committed to purchase all of the Floating Rate Common Securities of the Trust (the "Common Securities") from the Trust which Common Securities represent at least 3% of the capital of the Trust;

                  WHEREAS, the Trust proposes to invest the gross proceeds from such offering of Capital Securities, together with the gross proceeds from the issuance and sale by the Trust to the Company of the Common Securities, in the purchase of Notes, as a result of which the Trust will initially purchase $515,500,000 aggregate principal amount of the Notes; and



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                  WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture, and all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Third Supplemental Indenture have been duly authorized in all respects:

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:



                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1                Definition of Terms.

                  Unless the context otherwise requires:

                  (a) a term defined in the Indenture has the same meaning when used in this Third Supplemental Indenture;

                  (b) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

                  (c)      the singular includes the plural and vice versa;

                  (d) a reference to a Section or Article is to a Section or Article of this Third Supplemental Indenture;

                  (e) headings are for convenience of reference only and do not affect interpretation;

                  (f) the following terms have the meanings given to them in the Declaration: (i) Clearing Agency; (ii) Delaware
Trustee; (iii) Depositary; (iv) No Recognition Opinion; (v)
Capital Security Certificate; (vi) Property Trustee; and (vii)
Regular Trustee;

                  (g) the following terms have the meanings given to them in this Section 1.1(g):

                  "Additional Interest" shall have the meaning set forth in Section 2.5.

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                  "Business Day" with respect to any Note means any day other than a Saturday or Sunday that (i) is not a day on which banking institutions in New York, New York, or Charlotte, North Carolina are authorized or required by law or regulation to be closed and (ii) is a London Banking Day.

                  "Calculation Agent" means The Bank of New York or any successor calculation agent under the Calculation Agency Agreement dated as of January 22, 1997 among the Company, the Trust and The Bank of New York.

                  "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, and there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate liquidation amount of the Capital Securities as Tier 1 capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company.

                  "Compounded Interest" shall have the meaning set forth in Section 4.1.

                  "Declaration" means the Amended and Restated Declaration of Trust of NB Capital Trust III, a Delaware statutory business trust, dated as of January 22, 1997.

                  "Deferred Interest" shall have the meaning set forth in
Section 4.1.

                  "Dissolution Election" means that, as a result of the election of the Company, as Sponsor, the Trust is to be dissolved in accordance with the Declaration, and the Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata or other manner specified in the Declaration.

                  "Extended Interest Payment Period" shall have the meaning set forth in Section 4.1.

                  "Global Note" shall have the meaning set forth in
Section 2.4.


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                  "Interest Determination Date" for an Interest Payment Period
means that date that is two London Banking Days (as defined herein) preceding the first day of such Interest Payment Period. The interest rate on the Notes for each Interest Payment Period will be effective as of the first day of such Interest Payment Period.

                  "Interest Payment Period" with respect to a Note means each successive period from and including an Interest Payment Date with respect to such Note (or February 3, 1997 in the case of the initial Interest Payment Period) to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be.

                  "Investment Company Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

                  "LIBOR" shall have the meaning set forth in Section 2.5

                  "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                  "Maturity Date" means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any.

                  "Maturity Repayment Price" means the price, at the Maturity Date, equal to the principal amount of, plus accrued interest, if any, on the Notes.

                  "Non-Book-Entry Capital Securities" shall have the meaning set forth in Section 2.4.

                  "Prepayment Price" shall have the meaning set forth in
Section 3.1.

                  "Special Event" means a Tax Event, a Capital Treatment Event or an Investment Company Event.

                  "Tax Event" means that (i) the Company shall have received an opinion of a nationally recognized independent tax

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counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk that interest payable on the Notes is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (ii) the Regular Trustees have been informed by a nationally recognized independent tax counsel that a No Recognition Opinion cannot be delivered. "No Recognition Opinion" means as opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Capital Securities and Common Securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of the Notes.

                  "Telerate Page 3750" means the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                                   ARTICLE II
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.1                Designation and Principal Amount.

                  There is hereby authorized a series of Securities designated the "Floating Rate Junior Subordinated Deferrable Interest Notes due 2027", limited in aggregate principal amount to $515,500,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Notes pursuant to Section 2.04 of the Indenture as well as in any subsequent or supplemental written order of the Company.


SECTION 2.2                Maturity.

                  The Maturity Date of the Notes is January 15, 2027.


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SECTION 2.3                Form and Payment.

                  Except as provided in Section 2.4, the Notes shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Notes issued in certificated form will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Notes is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4                Global Form

                  (a)  In connection with a Dissolution Election,

                           (i)      the Notes in certificated form may be
presented to the Trustee by the Property Trustee in exchange for one or more fully registered securities representing the aggregate principal amount of all then outstanding Notes (a "Global Note"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. Upon any such presentation, the Company shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Third Supplemental Indenture. Payments on the Notes issued as a Global Note will be made to the Depositary; and

                           (ii)     if any Capital Securities are held in Non-
Book-Entry certificated form, the Notes in certificated form may be presented to the Trustee by the Property Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Clearing Agency or its nominee ("Non-Book-Entry Capital Securities") will be deemed to represent beneficial interests in Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non-Book-Entry Capital Securities until such Capital Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Capital Security Certificates will be canceled and a Note, registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an

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aggregate principal amount equal to the aggregate liquidation amount of the
Capital Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Third Supplemental Indenture. On issue of such Notes, Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

                  (b) A Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

                  (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note. In such event the Company will execute, and subject to Section
2.07 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.


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SECTION 2.5                Interest.

                  (a) Each Note will bear interest at a rate per annum equal to
(i) LIBOR plus (ii) 0.55% until the principal hereof is paid or duly made available for payment. The initial interest rate on the Notes will be (i) LIBOR in effect on January 30, 1997 plus (ii) 0.55%. The Company will pay interest on the Notes quarterly in arrears on each January 15, April 15, July 15 and October 15 (each an "Interest Payment Date") commencing on April 15, 1997. Interest on the Notes will accrue from February 3, 1997 until the principal amount is paid and will be computed as hereinafter described. Interest payable on the Notes on any Interest Payment Date or the Maturity Date will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid, from February 3, 1997, to but excluding such Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name the Notes are registered at the close of business one Business Day prior to such Interest Payment Date; provided, that interest payable on the Maturity Date will be payable to the owner of the Notes at such date and provided further that if the Notes are not in Book-Entry only form, the record date shall be the January 1, April 1, July 1 and October 1 prior to the relevant Interest Payment Date. Any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

         The interest rate on the Notes will be reset quarterly. The interest rate on the Notes for each Interest Payment Period will be determined on the Interest Determination Date for such Interest Payment Period. The interest rate on the Notes for each Interest Payment Period will be effective as of the first day of such Interest Payment Period.

         LIBOR and the resulting interest rate for each Interest Payment Period will be determined by the Calculation Agent in accordance with the following provisions:

         LIBOR means a rate of interest calculated in the following order of priority:

                  (1) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Interest Determination Date;

                  (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Interest
         Determination Date, LIBOR will be the arithmetic mean (if

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         necessary rounded upwards to the nearest whole multiple of 0.00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money
         Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Interest Determination Date;

                  (3) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Interest Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Interest Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations;

                  (4) if fewer than two such quotations are provided as requested in clause (3) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations; and

                  (5) if fewer than two such quotations are provided as requested in clause (4) above, LIBOR will be LIBOR as determined on the previous Interest Determination Date.

         If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Interest Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Interest Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Interest Determination Date.

         Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable dividend rate for each interest period will be final and binding.

         If any Interest Payment Date for a Note falls on a day that is not a Business Day, the Interest Payment Date will be the


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following day that is a Business Day unless such Interest Payment Date is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding day that is a Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be made on the next Business Day as if it were made on the date such payment was due and no additional interest will accrue on the amount so payable for the period from and after the Maturity Date.

         The Company has appointed The Bank of New York, as Calculation Agent. Upon the request of any holder or beneficial holder of the Notes, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective at the next Interest Reset Date. In the absence of manifest error, such determination is binding on all parties.

         Accrued interest on any Junior Subordinated Note will be calculated by multiplying the principal amount of such Junior Subordinated Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day from and including February 3, 1997, or from but excluding the last date to which interest has been paid, as the case may be, to and including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the rate in effect on such day by 360. All percentages resulting from any calculation of interest on the Junior Subordinated Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (E.G., 5.687665% (or
 .05687665) would be rounded to 5.68767% (or .0568767)), and all dollar amounts used or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

         The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

                  (b) If, at any time while the Property Trustee is the Holder of any Notes, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other domestic taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Notes held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and


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the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

SECTION 2.6                Notice of Interest Rate.

                  Upon receipt from the Calculation Agent of a determination of an interest rate on the Notes, the Company will promptly deliver a copy of such determination to the Regular Trustees, the Property Trustee and the Trustee.

                                   ARTICLE III
                             PREPAYMENT OF THE NOTES

SECTION 3.1                Special Event Prepayment.

                  If a Special Event has occurred and is continuing prior to January 15, 2007 the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Notes to prepay the Notes, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a prepayment price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon (including Additional Interest and Compound Interest, if any) to the Redemption Date (the "Prepayment Price"). The Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such repayment or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Prepayment Price by 10:00 a.m., New York time, on the date such Prepayment Price is to be paid.

SECTION 3.2                Optional Prepayment by Company.

                  (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article Fourteen of the Indenture, the Company shall have the right to prepay the Notes, in whole or in part, at any time and from time to time, on or after January 15, 2007, at a redemption price equal to Prepayment Price. Any prepayment pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Notes, at the Prepayment Price. If the Notes are only partially prepaid pursuant to this
Section 3.2, the Notes will be prepaid pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of prepayment the Notes are registered as a Global Note, the Depositary shall determine, in accordance with its procedures, the principal amount of such Notes held by each Holder of Note to be prepaid. The Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such prepayment or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Prepayment Price by 10:00


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a.m., New York time, on the date such Prepayment Price is to be paid.

                  (b) If a partial prepayment of the Notes would result in the delisting of the Capital Securities issued by the Trust from any national securities exchange or other organization on which the Capital Securities are then listed, the Company shall not be permitted to effect such partial prepayment and may only prepay the Notes in whole.

SECTION 3.3                No Sinking Fund.

                  The Notes are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1                Extension of Interest Payment Period.
                           ------------------------------------

                  The Company shall have the right, at any time and from time to time during the term of the Notes, to defer payments of interest by extending the interest payment period of such Notes for a period not exceeding 20 consecutive quarterly periods (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at a rate per annum equal to LIBOR plus 0.55% compounded quarterly for the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Notes, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Notes in whose names the Notes are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date of the Notes. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any

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portion of the interest accrued during an Extended Interest
Payment Period.

SECTION 4.2                Notice of Extension.

                  (a) If the Property Trustee is the only registered Holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date on which the Trust is required to give notice of the record date, or the date on which such Distributions are payable, to any applicable self-regulatory organization or to holders of the Capital Securities issued by the Trust, but in any event at least one Business Day before such record date.

                  (b) If the Property Trustee is not the only Holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Notes and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to Holders of the Notes.

                  (c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarterly periods permitted in the maximum Extended Interest Payment Period permitted under Section
4.1.

SECTION 4.3                Limitation of Transactions.

                  If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1 and such Extended Interest Payment Period is continuing or (ii) there shall have occurred and be continuing any Event of Default or Nonpayment, as defined in the Indenture, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of its capital stock for another class or series of its capital stock or (iii) the purchase of fractional interests in shares of its capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or security being converted or exchanged) or make any guarantee payment with respect thereto and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees)issued by the Company which rank pari passu with or junior to the Notes.

                                    ARTICLE V
                                    EXPENSES

SECTION 5.1                Payment of Expenses.

                  In connection with the offering, sale and issuance of the Notes to the Property Trustee and in connection with the sale of the Securities by the Trust, the Company, in its capacity as borrower with respect to the Notes, shall:

                  (a) pay all costs and expenses relating to the offering, sale and issuance of the Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.06 of the Indenture;

                  (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Securities (including commissions to the underwriters payable pursuant to the Underwriting Agreement), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

                  (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration; and

                  (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2                Payment Upon Resignation or Removal.
                           -----------------------------------

                  Upon termination of this Third Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI
                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1                Listing on an Exchange.

                  If the Notes are to be issued as a Global Note in connection with the distribution of the Notes to the holders of the Capital Securities upon a Dissolution Election, the Company will use its best efforts to list such Notes on any stock exchanges on which the Capital Securities are then listed.

                                   ARTICLE VII
                                  FORM OF NOTE

SECTION 7.1                Form of Note.

                  The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                             (FORM OF FACE OF NOTE)

                  [IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT - This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of The Bank of New York, as Property Trustee of NB Capital Trust III (the "Trust"). This Note is exchangeable for Notes registered in the name of a person other than The Bank of New York, as Property Trustee of NB Capital Trust III or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note may be registered except in limited circumstances.

                  Unless this Note is presented by an authorized representative of The Bank of New York, 101 Barclay Street, New York, New York to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of The Bank of New York, as Property Trustee of NB Capital Trust III or such other name as requested by an authorized representative of The Bank of New York and any payment hereon is made to The Bank of New York, as Property Trustee of NB Capital Trust III, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, The Bank of New York, as Property Trustee of NB Capital Trust III, has an interest herein.]


THIS NOTE IS NOT A SAVINGS ACCOUNT OR A BANK DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING AFFILIATE OF NATIONSBANK CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

$_______________                             CUSIP No. 638585 AX 7
No._____________                             ISIN No. US 638585 AX 76
                                             Common Code No.: 7346972


                             NATIONSBANK CORPORATION

           FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST NOTES
                                    DUE 2027

                  NATIONSBANK CORPORATION, a North Carolina corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of _____________ Dollars ($___________) on January 15, 2027 (the "Maturity Date"), and to pay interest on said principal sum at a rate per annum equal to (i) LIBOR (as determined on the reverse hereof) plus (ii) 0.55% until the principal hereof is paid or duly made available for payment. The initial interest rate on this Note will be (i) LIBOR in effect on January 30, 1997 plus (ii) 0.55%. The Company will pay interest on this Note quarterly in arrears on each January 15, April 15, July 15 and October 15 (each an "Interest Payment Date") commencing on April 15, 1997. Interest on this Note will accrue from February 3, 1997 until the principal amount is paid and will be computed as hereinafter described. Interest payable on this Note on any Interest Payment Date or the Maturity Date will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid, from February 3, 1997, to but excluding such Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in which name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the preceding January 1, April 1, July 1, or October 1, as the case may be, prior to such Interest Payment Date, whether or not a Business Day (as defined herein) (the "Regular Record Date"); provided, that interest payable on the Maturity Date will be payable to the owner of this Note at such date. Any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or dully provided for, on any Interest Payment date will, as provided in the Indenture, be paid to the person in whose name this
Note is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE NOTES ARE NO LONGER REPRESENTED BY A GLOBAL NOTE -- which shall be the close of business on __________ or __________]. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by the Property Trustee.

                  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Obligations

(as defined in the Indenture) and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Obligations, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                  The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name by its duly authorized officers.

                                                     NATIONSBANK CORPORATION

                                                     By: ______________________
                                                     Name:_____________________
[Seal]                                               Title:____________________


Attest:

By:  ______________________
Name: _____________________
Title: ____________________

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated ______________________

                                                The Bank of New York,
                                                as Trustee


                                                By ______________________
                                                Authorized Signatory


                            (FORM OF REVERSE OF NOTE)

                  This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November 27, 1996, duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the Third Supplemental Indenture dated as of February 3, 1997 (the "Third Supplemental Indenture"), between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. By the terms of the Indenture, the Notes are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Notes is limited in aggregate principal amount as specified in the Third Supplemental Indenture.

                  Upon the election of the Company at any time after January 15, 2007 or upon the occurrence and continuation of a Special Event, as defined in the Indenture, this Note may become due and payable at a prepayment price equal to 100% of the principal amount of this Note plus accrued and unpaid interest thereon (including Additional Interest and Compound Interest, if any) to the Redemption Date (the "Prepayment Price"). Any prepayment pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice, at the Prepayment Price. If the Notes are only partially prepaid by the Company, the Notes will be prepaid pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of prepayment, the Notes are registered as a Global Note, the Depositary shall determine the principal amount of such Notes held by each Note holder to be prepaid in accordance with its procedures.

                  The "Interest Payment Period" with respect to this Note is each successive period from and including an Interest Payment Date with respect to such Note (or February 3, 1997 in the case of the Initial Interest Payment Period) to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be. The interest rate on this Note will be reset quarterly. The interest rate on this Note for each Interest Payment Period will be determined on the Interest Determination Date for such Interest Payment Period. The "Interest Determination Date" for an Interest Payment Period is two London Banking Days (as defined below) preceding the first day of such Interest Payment Period. The interest rate on this Note for each Interest Payment Period will be effective as of the first day of such Interest Payment Period.

                  LIBOR and the resulting interest rate for each Interest Payment Period will be determined by the Calculation Agent (described below) in accordance with the following provisions:

                  LIBOR, with respect to an Interest Determination Date, means a rate of interest calculated in the following order of priority:

                  (1) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Interest Determination Date;

                  (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Interest Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Interest Determination Date;

                  (3) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Interest Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such

         Interest Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations;

                  (4) if fewer than two such quotations are provided as requested in clause (3) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations; and

                  (5) if fewer than two such quotations are provided as requested in clause (4) above, LIBOR will be LIBOR as determined on the previous Determination Date.

                  If any Interest Payment Date for a Note falls on a day that is not a Business Day, the Interest Payment Date will be the following day that is a Business Day unless such Interest Payment Date is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding day that is a Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be made on the next Business Day as if it were made on the date such payment was due and no additional interest will accrue on the amount so payable for the period form and after the Maturity Date.

                  As used herein:

                  "Business Day" with respect to this Note means any day other than a Saturday or Sunday that (i) is not a day on which banking institutions in New York, New York or Charlotte, North Carolina are authorized or required by law or regulation to be closed and (ii) is a London Banking Day.

                  "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                  "Telerate Page 3750" means the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  The Corporation has appointed The Bank of New York as agent to calculate interest on this Note (in such capacity, the "Calculation Agent"). Upon the request of any holder or beneficial holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective at the next Interest Reset Date. In the absence of manifest error, such determination is binding on all parties.

                  Accrued interest on any Junior Subordinated Note will be calculated by multiplying the principal amount of such Junior Subordinated Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day from and including February 3, 1997, or from but excluding the last date to which interest has been paid, as the case may be, to and including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the rate in effect on such day by 360. All percentages resulting from any calculation of interest on the Junior Subordinated Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (E.G., 5.687665% (or
 .05687665) would be rounded to 5.68767% (or .0568767)), and all dollar amounts used or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

                  The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

                  In the event of prepayment of this Note in part only, a new Note or Notes of this series for the unrepaid portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

                  The Company shall have the right at any time during the term of the Notes and from time to time to defer payment of interest by extending the interest payment period of such Notes for a period not exceeding 20 consecutive quarterly periods (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Notes to the extent that payment of such interest is enforceable under applicable law); provided that no Extended Interest Payment Period may last beyond the Maturity Date of the Notes. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly periods or extend the Maturity Date of the Notes. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the requirements contained in this paragraph.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in minimum denominations of $1,000. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW
PROVISIONS THEREOF.


                                  ARTICLE VIII
                             ORIGINAL ISSUE OF NOTES

SECTION 8.1                Original Issue of Notes.

                  Notes in the aggregate principal amount of $515,500,000 may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chief Executive Officer, Chief Financial Officer, its President, or any Vice President or its Treasurer, without any further action by the Company.


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1                Ratification of Indenture.

                  The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 9.2                Trustee Not Responsible for Recitals.
                           ------------------------------------

                  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

SECTION 9.3                Governing Law.

                  This Third Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 9.4                Separability.

                  In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes, but this Third Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.5                Counterparts.

                  This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their authorized respective officers as of the day and year first above written.

                                        NATIONSBANK CORPORATION

                                        By: /s/ Susan Y. Calton
                                        Name: Susan Y. Calton
                                        Title: Vice President



                                        THE BANK OF NEW YORK
                                        as Trustee


                                        By  /s/ Byron Merino
                                        Name: Byron Merino
                                        Title: Assistant Treasurer